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Exhibit 10.3

THIRD AMENDMENT TO LEASE

I.     PARTIES AND DATE.

        This Third Amendment to Lease (the "Amendment") dated September 12, 2002, is by and between THE IRVINE COMPANY ("Landlord"),and NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation ("Tenant").

II.    RECITALS.

        Landlord and Tenant entered into an undated lease for space located in two (2) buildings located at 340 Commerce and 350 Commerce, Suite 200 in Irvine, California, which lease was amended by a First Amendment to Lease dated May 1, 2002 and by a Second Amendment to Lease dated June 17,2002 (as amended, the "Lease").

        Landlord and Tenant each desire to further modify the Lease to make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III.  MODIFICATIONS.

        From this date forward, the term "Tenant" shall refer to both (1) New Century Financial Corporation, a Delaware corporation, and (2) The Anyloan Company, a California corporation. By execution of this Amendment, The Anyloan Company agrees to be bound by all terms and conditions of the Lease and Landlord agrees to recognize both parties as "Tenant." Moreover, each Tenant agrees that its obligations under the Lease shall be joint and several.

IV.    GENERAL.

        A.    Effect of Amendments.    The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

        B.    Entire Agreement.    This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

        C.    Counterparts.    If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

        D.    Defined Terms.    All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

        E.    Corporate and Partnership Authority.    If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

        F.    Attorneys' Fees.    The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

V.     EXECUTION.

        Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD:		TENANT:
THE IRVINE COMPANY		NEW CENTURY FINANCIAL CORPORATION, a Delaware corporation
By:	/s/ THOMAS A. GREUBEL Thomas A. Greubel Vice President, Leasing	By:	/s/ PATRICK H. RANK Name: Patrick H. Rank Title: EVP
By:	/s/ JEFFREY J. WALLACE Jeffrey J. Wallace Assistant Secretary	THE ANYLOAN COMPANY, a California corporation
		By:	/s/ PATRICK H. RANK Name: Patrick H. Rank Title: EVP

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  Exhibit 10.3
THIRD AMENDMENT TO LEASE